UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

PACIFIC CREST CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street
Agoura Hills, California 91301
(Address of principal executive offices and zip code)

(818) 865-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On April 23, 2003, the Company announced that it had issued $6,000,000 of trust preferred securities (the “New Trust Preferred Securities”) in a private placement offering. The New Trust Preferred Securities were issued by a newly established subsidiary of the Company, Pacific Crest Capital Trust II.  The New Trust Preferred Securities have a maturity of 30 years, but are callable by Pacific Crest Capital, Inc. in part or in total at par after five years.  The New Trust Preferred Securities have a fixed interest rate of 6.58% during the first five years, after which the interest rate will float and reset quarterly at the three-month Libor rate plus 3.15%.

The Company’s press release announcing the $6.0 million issuance of the New Trust Preferred Securities is attached as Exhibit 99.1 to this report.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated April 23, 2003 announcing the $6.0 million issuance of the New Trust Preferred Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc
(Registrant)

Date: April 24, 2003	By:	/s/ ROBERT J. DENNEN

Robert J. Dennen
Senior Vice President and
Chief Financial Officer